UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 20, 2013

IceWEB, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22900 Shaw Road, Suite 111, Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	571-287-2380

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Item 3.02.

Unregistered Sale of Equity Securities.

On August 20, 2013 IceWEB, Inc. entered into an Agreement for Cancellation of Secured Convertible Debenture with Sand Hill Finance, LLC (“SHF”) pursuant to which SHF converted $1,642,739 of principal and accrued but unpaid interest due it under the Secured Convertible Debenture dated April 15, 2013 into 37,000,000 shares of our common stock.  The conversion price per share was $0.0444.  As a result of the conversion of the debenture, SHF now owns of record 9.4% of our issued and outstanding common shares.   The recipient was an accredited investor and the issuance of the shares was exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided by Section 3(a)(9) of that act.

As part of the agreement, within five days SHF is required to file UCC-3 financing statements to release its security interest in our assets which were pledged as collateral under the debenture.  The agreement also contains mutual general releases.  The description of the terms of the Agreement for Cancellation of Secured Convertible Debenture is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.37 to this report.

Item 7.01.

Regulation FD Disclosure.

On August 22, 2013, we issued a press release announcing the consummation of the transaction with Sand Hill Finance, LLC.  The press release is furnished hereto as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of IceWEB, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit No.:	Description:

10.37	Agreement for Cancellation of Secured Convertible Debenture dated August 20, 2013 by and between IceWEB, Inc. and Sand Hill Finance, LLC
99.1	Press Release date August 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IceWEB, Inc.

Date: August 22, 2013	By: /s/ Robert M. Howe, III
Robert M. Howe, III, Chief Executive Officer